Exhibit 99.1

At Fenix Parts:

Scott Pettit

Chief Financial Officer

scottpettit@fenixparts.com

Investor and Media Inquiries:

Chris Kettmann

Clermont Partners

312-690-6002

ckettmann@clermontpartners.com

Fenix Parts Announces Second Quarter 2015 Pro Forma Revenue

WESTCHESTER, IL – September 2, 2015 – Fenix Parts, Inc. (Nasdaq: FENX), a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products, today announced second quarter pro forma revenue for the three months ended June 30, 2015. On a pro forma basis, Fenix Parts generated second quarter revenue of approximately $27 million after intercompany eliminations. Fenix Parts’ combined pro forma revenues for the quarter include the revenues of its eight Founding Companies, which were privately owned and operated until their acquisition on May 18, 2015. Due to professional fees, corporate expenses and other acquisition and IPO-related costs incurred during the period, the company expects to report a loss for the second quarter.

Kent Robertson, CEO of Fenix Parts, said, “Following our IPO and related business combination in May, we have focused on building our management team, integrating the business in order to capture organic growth and realize synergies, and executing our expansion strategy. We currently have a strong senior team in place and are successfully integrating our eight founding companies. Our acquisition pipeline continues to grow and we were pleased to have recently announced our first acquisition – Ocean County Auto Wreckers, Inc. in Bayville, New Jersey. Fenix Parts remains well positioned to drive long-term value for our customers and shareholders.”

Conference Call

As previously announced, company management will hold a conference call on Thursday, September 3, 2015 at 9:00 a.m. Eastern Time. The conference call can be directly accessed from the U.S. and Canada at (877) 312-8825, internationally at (330) 863-3331, or through the investor relations section of the company’s website at www.fenixparts.com.

For those unable to participate in the live conference call or webcast, a replay will be available from September 3, 2015 at 12:00 p.m. ET until September 10, 2015 at 11:59 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and refer to the confirmation code 17291219. The replay will also be available on the company`s website.

Second Quarter 10-Q Filing Update

As previously discussed, the company’s second quarter Form 10-Q is a complex filing that will include financial results for Fenix as the stand-alone accounting acquirer and its two accounting co-predecessors for the first six weeks of the second quarter, costs related to the IPO, the business combinations using preliminary purchase accounting fair market values as of May 18, and the post-combination consolidated results for Fenix Parts for the last six weeks of the quarter. Although significant progress has been made to complete the filing, due to the extensive process necessary to compile and review the large amount of data required, Fenix Parts now expects to file its second quarter Form 10-Q within the next two business days. The company expects to resolve the associated Nasdaq deficiency shortly following the filing of its second quarter Form 10-Q.

About Fenix Parts

Fenix Parts is a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products. The company’s primary business is auto recycling, which is the recovery and resale of OEM parts, components and systems reclaimed from damaged, totaled or low value vehicles. Customers include collision repair shops (body shops), mechanical repair shops, auto dealerships and individual retail customers. Fenix provides its customers with high-quality recycled OEM products, extensive inventory and product availability, responsive customer service and fast delivery.

Fenix was founded in January 2014 to combine eight founding companies and create a network that offers sales, fulfillment and distribution in key regional markets in the United States and Canada. The founding companies have been in business an average of 25 years and operate from 13 locations.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent,” the negative of these terms or other similar expressions. Our actual results could differ materially from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings. These filings are available online at www.sec.gov, www.fenixparts.com or upon request from Fenix Parts.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.